UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/09/2009

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 9, 2009, the European Commission issued a statement of objections relating to the acquisition of Sun by Oracle Corporation. The Statement of Objections sets out the Commission's preliminary assessment regarding, and is limited to, the combination of Sun's open source MySQL database product with Oracle's enterprise database products and its potential negative effects on competition in the market for database products. The issuing of a Statement of Objections allows addressees to present arguments in response to the Commission's preliminary assessment of the competitive effects of a notified transaction. A Statement of Objections is a preparatory document that does not prejudge the European Commission's final decision. Any final decision by the European Commission is subject to appeal to the European Court of First Instance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: November 09, 2009	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary